                                                                   EXHIBIT 10.24


                             PRIME VENDOR AGREEMENT*







                                 TEL-DRUG, INC,


                                      AND


                             JEWETT DRUG CO., INC.

*Confidential portion omitted and filed separately with the Commission.

                             PRIME VENDOR AGREEMENT


This agreement is made as of the 21st day of March 1994, between TEL-DRUG, INC. also known as CIGNA and JEWETT DRUG CO., INC. of Aberdeen, South Dakota, hereinafter known as JDC.

1.   PRIME VENDOR

     The following describe the terms and conditions under which JDC, as a prime vendor, will provide pharmaceutical products and services to Tel-Drug.

2.   TERMS AND CONDITIONS

     A.   PRICE STRUCTURE

          JDC will supply all products under this agreement to Tel-Drug on the basis of the "cost" (as that term is defined an following page) plus [*}

          For purchases of non-contract product, "Cost" will be defined as the manufacturer's published wholesale acquisition cost on the date of JDC's invoice to Tel-Drug, adjusted to reflect normal and customary quantity discounts and special promotional allowances, excluding manufacturer's cash discounts. For purchases of contract product, "Cost" will be defined as the cost negotiated between the manufacturer and Tel-Drug; provided that JDC shall have an arrangement with the manufacturer regarding such contract cost satisfactory to JDC. The
          JDC system pricing logic is defined as best price. If a special promotional price is more favorable than the contract price, product will be priced at the lower amount.

          All orders to be transmitted to qualify for above pricing. Non-transmitted orders subject to cost plus [*] (excluding schedule II's, back orders and emergency orders).

     B.   TAXES

          Purchaser will pay any fees and taxes (other than taxes based upon JDC's net income or imposed upon it's inventory held in it's warehouses at the rate in effect on the date hereof) imposed or assessed upon sales by JDC to Purchaser (including any interest or penalties not arising from the negligence of JDC). For example:

          1. Gross Receipts - Prices to Purchaser will include any taxes and fees

*Confidential portion omitted and filed separately with the Commission.

               payable by JDC based upon its gross receipts from Purchaser (except as provided above). Prices will be adjusted from time-to-time as necessary to include such amounts.

          2. Sales Taxes - Purchaser will pay sales taxes imposed upon sales from JDC to Purchaser as invoiced by JDC, unless Purchaser has previously delivered to appropriate certificate of exemption.

     C.   COST VERIFICATION

          Upon request, JDC will make available on-site inspection of manufacturer's invoices to an authorized representative provided that such invoices are limited to the most recent 12 months.

     D.   PAYMENT

          Any extension of credit and/or the continued extension of credit shall be at the discretion of JDC. Extension of credit shall be based upon the receipt of a completed credit application and the review of any requested financial information.

          Weekly Deposit

          Tel-Drug will provide JDC a deposit equal to one week's average purchases. JDC will produce a statement for Tel-Drug on a weekly basis. Purchases made Friday through Thursday are due the following Tuesday. Deposit will be adjusted monthly based on most current purchasing levels.

          LATE PAYMENT

          A late fee of 12% per year or the highest rate allowed by law, whichever is less, will be charged on past due balances on subsequent invoices. JDC will immediately contact Tel-Drug management regarding late payment issues. A late payment penalty (as described above) will be assessed in the event of:

          1. Payment still not being made within five (5) business days from the time Tel-Drug management was made aware of the situation.

          2. Should Tel-Drug be consistently late with payments, JDC will immediately assess late penalties. JDC will continue to contact Tel-Drug management in such instances.

3.   SERVICES AND FEES

     A.   COMPREHENSIVE SERVICE PACKAGE

          REFER TO ATTACHED ADDENDUM






     B.   PROGRAM OPTIONS






     C.   DEPOT PROGRAM AND GROUP SUPPORT

          JDC understands that commitment to group contracts by the members and their distributor, is essential to the long term success of a contract program.

          JDC commits to support the contract efforts of Tel-Drug by:

               1. Developing contracts file from award information submitted by CIGNA.

               2.   Assigning only the CIGNA group contract file to each member.

               3. Processing ancillary contracts only at the request of the facility.

               4. Providing the entire group contract file of whether contract products are stocked locally.

               5. Performing electronic bid check function comparing each order to the entire CIGNA contract file for maximum contract utilization.

               6. Prioritizing CIGNA contract products in all system applications.

               7. Implementing systems designed to locate, confirm, and ship first choice contract products ordered by Tel-Drug.

     D.   CONTRACT LOAD INFORMATION

          JDC loads bid files in the following manner in order to ensure initial and ongoing accuracy. Six weeks lead time is requested in order to complete this process before the membership begins purchasing.

          - JDC loads the file electronically or manually depending on how the data is provided by CIGNA. JDC loads the file based on data provided by CIGNA.

          - After the file is loaded, JDC will validate the accuracy of the entire file by comparing the file to hard copy contracts provided to JDC by the manufacturer.

               Approximately 80% of the vendors provide the data in hard copy.

          - JDC will identify those manufacturers that do not provide hard copy verification. JDC will interact with the manufacturers and CIGNA in an aggressive effort to secure hard copy verification.

          - Price discrepancies identified in the above process will be brought to the attention of the manufacturer and CIGNA in order to determine the correct price.

          - JDC will load contract updates on the same day that the contract(s) are received from CIGNA.

     E.   PERFORMANCE AND SERVICE LEVEL

          Delivery

          1. Daily Delivery: JDC will provide a minimum of one delivery per day Monday through Friday. A second daily delivery and or Saturday delivery may be available. Delivery schedules to be provided by JDC.

          2. Emergency Delivery: JDC provides 24-hour emergency service 7 days per week. Extraordinary delivery costs, i.e., air freight shipments and after hours delivery services, may be passed on to the facility.

          3. To maintain the integrity of such products and to reduce any risks associated with such products to those receiving them, JDC will ship within a separate package all chemotherapeutic agents and related hazardous materials and so identify the outside of the package. JDC will adhere to all applicable OSHA standards of most recent date relating to this issue.

          Service Level

          JDC will guarantee a 96% line service level for each facility. Should the service level for my facility fall below 96% for two consecutive months, JDC will rebate such facility an amount equal to 0.1% of such facility's purchases during each subsequent month in which the line service level remains below 96%.

          The following provisions will apply:

          1.   Purchases must not exceed 120% of the prior month.

          2.   One month start up for new items. Excluding bid year transition.

          3. CIGNA must submit bid awards a minimum of six weeks prior to bid transaction. If less than six weeks, a one month start up period will be allowed.

          4. Service level calculation as per the computerized recap report generated by JDC.

          5. The service level promise will not apply to new items; provided, however, that JDC will use commercially reasonable efforts to have items in stock as soon as possible after orders are placed by the facility.

          6. Manufacturers' back orders, and re-orders of a product that occur within three (3) days of the initial order of the product hereunder, will not be counted in the service level calculation.

          7. Partial line fills of orders will be counted as a percentage of the total line item filled. For example, if ten (10) pieces of one (1) item are ordered and one piece is delivered, the item will be counted as ten percent (10%) filled.

          8. Subject to the foregoing, line service level is defined as follows:

                       IO-INS
               LSL =   ------  x 100
                       IO-CS

               where LSL  =   line service level
                     IO   =   total number of items ordered
                     INS  =   items not shipped (counting partially filled
                              lines)
                     CS   =   out of stocks or shorts due to manufacturer;
                              ineligible reorders; new items

     F.   SALES REPRESENTATION

          A JDC Sales-Representative will call on each facility at least once every two weeks or as requested by Tel-Drug with following objectives:

          1.   Optimization of service.

          2. Implementation of true prime vendor service and participation of the facility within the context of the prime vendor concept.

          3. Inventory management training. Inventory control and contract portfolio management.

4.   MANAGEMENT INFORMATION SERVICES - PHARMACY

     A.   CAPABILITIES

          REFER TO ATTACHED ADDENDUM

     B.   COMPUTER GENERATED MIN/MAX LABELS QUARTERLY

          Based upon a weighted forecasting method and desired product turn rates, these labels will show order points and order quantity to enhance inventory performance.

     C.   PRODUCT STICKERS

          Tel-Drug will receive product stickers with each item ordered, denoting: day, year purchased: invoice cost; third party information or NDC#; number of units purchased; average wholesale price; order entry number; retail price.

     D.   MICROFICHE (INVENTORY LISTING)

          Microfiche will be mailed at the beginning of each month denoting; JDC product listing; O/E number; third party information; average wholesale price; wholesale cost; NDC#. In addition, facilities will receive a contract price microfiche to coincide with the manufacturer bid year.

     E.   MANAGEMENT REPORTS

          JDC will provide monthly to Tel-Drug an Inventory Management Report. Report denotes: Products purchased; six months actual unit purchase history; 12 months total dollars purchase history; weighted forecasts; suggested order quantities; economic order quantities; ABC Product classification; price change information; overstock information; dollars purchased by Product and manufacturer.

          Options Include:


          1.   Alphabetically by vendor:

               a.   brand name
               b.   generic name

          2.   Therapeutic classification

               a.   brand name
               b.   generic name

          3. An "A" Item Ranking Report denoting those products constituting "A" item purchases utilizing a weighted forecast method based on previous four (4) months history. The report can be generated in two formats:

               a.   brand name
               b.   generic name

          4.   Shelf Labels

               JDC will supply to each facility upon request, one set of Mylar shelf labels (listed by either generic or brand name). A unique set of color coded contractual labels supplied annually.

          5.   Controlled Substance Report

               JDC provides a monthly report listing all DEA scheduled pharmaceuticals purchased and delivered during the reporting month.

          6.   Electronic Order Confirmation

               Verification of all orders transmitted within minutes of order placement.

     F.   BID ITEM MICROFICHE

          A microfiche listing all Depot bid items to be supplied to each facility. Items sorted alphabetically by: vendor; product description; generic description.

     G.   INVOICES

          The invoice format may be customized for Tel-Drug. JDC has the ability to produce invoices alphabetical, by trade name or generic name. Invoices denote bid products by printing a "B" in the right hand margin. Generic manufacturer must be noted if invoiced by generic name.

          JDC provides electronic invoicing on a daily basis utilizing industry standard formats (ANSIX12). JDC also has the capability of providing a computerized invoice review to Tel-Drug.

     H.   PHYSICAL INVENTORY SERVICE

          Through special data terminal - provides detailed listing of all inventory within the pharmacy. Includes capability to enter items not purchased from JDC.

     I.   INVENTORY MANAGEMENT WORKSHOP

          JDC will provide in inventory control workshop at the request of the facility. The workshop provides training in the concept of inventory management and cost containment, detailed explanation of the inventory management tools available, and ideas on the application of an inventory management program.

5.   MANAGEMENT INFORMATION SERVICES

     A.   REPORTS

          JDC has the capability to provide Tel-Drug with facility transaction data as requested by Tel-Drug. See the following:

           1.     Facility/Customer identification number
           2.     Invoice number
           3.     Invoice date
           4.     Order date
           5.     Facility/Customer purchase order number
           6.     Manufacturer name
           7.     Manufacturer product code number
           8.     Distributor product code number
           9.     Item description
          10.     Unit of sale
          11.     Unit price
          12.     Quantity shipped/billed

6.   CUSTOMER SERVICE

     JDC will provide customer service support staff to accept phone calls from facilities and to resolve problems related to a normal business relationship between JDC and Tel-Drug. JDC will also provide technical service support to facilitate communications, problem-solving, and the like.

7.   CONFIDENTIALITY

     The terms of this Agreement between CIGNA and JDC are confidential and neither CIGNA nor JDC will disclose the terms of the Agreement to any party without the written consent of the other.

8.   TERMINATION

     JDC or CIGNA may cancel this agreement at any time with sixty (60) days prior written notice. Subject to the foregoing, the term of this Agreement shall be from 3-21-94 through 3~21-97 with an option for a two year contract extension based upon mutual agreement of CIGNA and JDC.

Tel-Drug, Inc.                            Jewett Drug Co., Inc.
3101 So. Carolyn Avenue                   217 S.E. Railroad Avenue
Sioux Falls, South Dakota 57117           Aberdeen, South Dakota 57402-1240

By:  Agnes G. Harris, Pharm.D.            By:  James Brickson
     Assistant Vice President,                 President
     National Pharmacy

Signature:  /s/  Agnes G. Harris          Signature:   /s/ James Brickson
          ------------------------                   ---------------------------

Date:          4/26/94                    Date:            3/21/94
     -----------------------------             ---------------------------------

                       [JEWETT DRUG CO., INC. LETTERHEAD]





                              JEWETT DRUG COMPANY

                              ADDENDUM TO CONTRACT

3)       Services and Fees

         A)   Comprehensive Service Package - no fees

              Jewett Drug Co. will provide immediately and free of charge the following services:

              1)   Hand-held electronic ordering device
              2)   Toll free number to place orders
              3)   Invoices, shelf labels and pricing stickers with merchandise
              4)   Order confirmation by fax
              5) Microfiche machine and semi-monthly microfiche catalog listings
              6)   Weekly product pricing information on diskette
              7) Volume purchases reports listing products purchased, total units purchased, total dollar amount bought and min/max order quantities
              8)   Hard copy multi-source generic and repack catalogs - monthly
              9) Product purchased at contract bid prices are indicated with a "T" on the invoices.
              10) Detailed pharmacy inventory listing transmitted by hand-held terminal on product purchased from Jewett Drug Co.
              11)  Monthly price increase bulletins

         B)   Comprehensive Service Packages - Services for a fee

              Jewett Drug is prepared to provide additional services which will become available on approximate implementation dates:

              Please note: As each service becomes available, Jewett Drug will contact Cigna to negotiate a mutually agreeable monthly fee. The services and their pending implementation dates are as follows:

              1)   August 1, 1994 - electronic ordering and confirmation
              2) January 1, 1995 - electronic receipt of contract bid awards and pricing
              3)   March 1, 1995 - daily electronic invoicing
              4) After March 1, 1995 - any special reports required by Cigna will be discussed and agreed upon at that time.

                               OVER 100 YEARS OF SERVICE

                                                    August 22, 1995

         ADDENDUM II to contract dated March 21, 1994 between Tel-Drug, Inc. also known as CIGNA and Jewett Drug Co., Inc. of Aberdeen, South Dakota.

         Page 4

         3.   SERVICES AND FEES
              A.    COMPREHENSIVE SERVICE PACKAGE
                    12. Jewett Drug Company shall construct a warehouse and office facilities in Sioux Falls, S.D., within a close proximity of Tel-Drug, of sufficient size, with sufficient inventories and man power to act as a back-up to or eliminate the need for, Tel-Drug's back-room inventory.

                    13. Jewett Drug Co. will provide multiple, meaning four or more, scheduled deliveries to the Tel-Drug facilities each day and will provide for additional emergency order deliveries.

                    14. Jewett Drug Co. will assist Tel-Drug in the development of a new electronic ordering and receiving system which will provide for a more rapid product integration into Tel-Drug's working inventory.

         ***Note: Completion and implementation of 12, 13, and 14 can be within five (5) months or a short time thereafter, subsequent to the completion of this contract extension agreement.

         Page 10

         8.   TERMINATION
              Jewett Drug Co. or CIGNA may cancel this agreement at any time with sixty(60) days prior written notice. Subject to the foregoing, the term of this agreement shall be from 9-01-1995 thru 9-01-2000 with an option for a two-year contract extension based upon mutual agreement of CIGNA and Jewett Drug Co.

         Tel-Drug, Inc.                        Jewett Drug Co., Inc.
         4901 No. 4th Avenue                   217 S.E. Railroad Avenue
         Sioux Falls, South Dakota 57104       Aberdeen, South Dakota 57402-1240


         By: /s/ Judy Kelley                   By:  James Erickson
         -------------------------------            President

         -------------------------------

         -------------------------------

         Signature:   /s/  Judy Kelley         Signature:   /s/  James Erickson
                   ---------------------                 -----------------------

         Date:        8/31/95                  Date:             8/24/95
              --------------------------            ----------------------------

         ADDENDUM III to Prime Vendor Agreement (the "Agreement") dated March 21, 1994, between Tel-Drug, Inc. ("Tel-Drug") and Jewett Drug Company, Inc. ("JDC") of Aberdeen, South Dakota.

         Tel-Drug and JDC agree to amend the Agreement as follows:

         1.   The effective date of this Amendment shall be       6-1-97
                                                            --------------------

         2. Section 2. of the Agreement is deleted in its entirety and replaced with the following:

         2.        TERMS AND CONDITIONS

                   A.    PRICE STRUCTURE

                         JDC will supply all products under this agreement to Tel-Drug on the basis of the "cost", which is defined as follows:

                         For Non Contracted Products
                         "Cost" is defined as the manufacturer's published wholesale acquisition cost on the date of JDC's invoice to Tel-Drug, plus additional adjustments to reflect normal and customary quantity discounts and special promotional allowances, excluding manufacturer's cash discounts.

                         For Contract Products
                         "Cost" is defined as the cost negotiated between the manufacturer and Tel-Drug; provided that JDC shall have an arrangement with the manufacturer regarding such contract cost satisfactory to JDC. The FDC system pricing logic is defined as best price. If a special promotional price is more Favorable than the contract price, the product will be priced at the lower amount.

                         All orders must be electronically transmitted to qualify for above pricing. Non-transmitted orders subject to cost plus* (excluding schedule II's, back orders and emergency orders).

                         Additional Volume Discounts
                         JDC will allow additional credits in the form of volume discount percentages to Tel-Drug monthly based on Tel-Drug's monthly net purchase volume with JDC. Such credit for additional volume shall be in the form of a check, payable to Tel-Drug (the "Payment") which shall be delivered to Tel-Drug by the tenth (10th) working day of each month. The amount of the Payment to Tel-Drug will be based on the schedule below:


        *Confidential portion omitted and filed separately with the Commission.

        [*]

         3.   The Agreement is amended by adding the following new sections:

                   9.    Warranty

                   JDC will indemnify and hold harmless Tel-Drug and its subsidiaries and affiliates from and against those claims, damages or liabilities (exclusive of any incidental or consequential claims, damages or liabilities) directly attributable to the failure of JDC to properly store, handle, or distribute Products in accordance with the Agreement, it being understood, however, that JDC is not the Manufacturer of the Products, that JDC makes no warranty as to the quality, condition, or performance of the Products, and that no warranty or indemnification of any type is being provided other than as specifically stated in this paragraph.

                   10.   General Responsibilities and Status of JDC

                   a. Insurance

                      JDC shall at all times during the terms of this Agreement carry and maintain in full force and effect motor vehicle, public liability and workers' compensation insurance protecting Tel-Drug and JDC from claims which may arise out of or result from JDC's performance under this Agreement, whether such performance be by JDC or by any subcontractor or agent or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable. The minimum amounts of insurance coverage to be provided by JDC hereunder shall be the greater of the amounts required by law and the following minimum amounts:

                         Comprehensive General            Minimum Coverage
                         Liability Insurance

                         To include:
                         Bodily Injury, Property Damage   $1,000,000 each person
                         Products Liability, Completed    Combined single limit
                         Operations and Contractual
                         Liability

                         Workers' Compensation            Full statutory limit
                                                          each accident;
                                                          Employers Liability
                                                          coverage of $100,000



        *Confidential portion omitted and filed separately with the Commission.

                                  Motor Vehicle       $1,000,000 Combined single
                                                      limit

                         Certificates of insurance acceptable to Tel-Drug shall be delivered to Tel-Drug prior to commencement of the services. Such certificates shall contain a provision that the coverages provided under JDC's insurance will not be canceled until at least thirty (30) days prior written notice has been given to Tel-Drug.

                   b.    Indemnity

                         JDC will indemnify, defend with counsel reasonably acceptable to Tel-Drug, and hold harmless Tel-Drug, its subsidiaries and affiliates from and against all liability, demands, claims, suits, losses, damages, infringement of proprietary rights, causes of action, fines, or judgments (including costs, attorneys' and witnesses' fees and expenses incident thereto) for violations of laws or regulations, injury or death to persons, including its employees, servants, and agents, or for damage, destruction, or loss of property arising out of or in connection with its performance of, or failure to perform, the duties provided for herein, unless caused by the gross negligence or willful misconduct of Tel-Drug.

                   c.    Licenses and Permits

                         JDC shall secure any licenses and/or permits required for the proper performance of its duties hereunder, paying the fees therefor, and shall take all reasonable precautions to assure the safety of its employees and agents who are engaged in the performance of the duties provided for herein.

                   d.    Compliance with Laws

                         Both parties shall comply in all material respects with all applicable federal, state, county and municipal laws, ordinances, rules, regulations and orders.

                   e.    Affirmative Action

                         JDC shall comply with the requirements set forth in U.S. Department of Labor regulations dealing with: (1) equal employment opportunity obligations of government contractors and subcontractors; (2) employment by government contractors and subcontractors of Vietnam-era and disabled veterans; and (3) employment of the physically handicapped by government contractors and subcontractors. All of the above referenced regulations are hereby incorporated herein and expressly made a part hereof, to the extent required by law.

                   f.    Non-use of Company's Name

                         JDC in the course of performance pursuant to this Agreement of thereafter, shall not use or permit the use of Tel-Drug's name, or the name of any of Tel-Drug's subsidiaries or affiliates, in any advertising or promotional materials prepared by it or on its behalf without the prior written consent of Tel-Drug.

                   g.    Company Security Regulations

                         JDC, JDC's employees and any of JDC's subcontractors who will be performing services on Tel-Drug's premises, will abide by Tel-Drug's security regulations, which have been established for the protection of all concerned.

                   h.    Sale of Information

                         Except for data provided to Manufacturers in connection with chargebacks or other Tel-Drug specific issues as required by law or court order, JDC will not disclose sales data specific to Tel-Drug without the approval of Tel-Drug. "Blinded" sales data compiled by JDC which includes (but is not specific to) any particular CIGNA Company will not be subject to the disclosure restrictions contained in the Agreement.


                         Except as required by law or court order, JDC will not publish or otherwise disclose individual patient names, addresses or telephone numbers.

                   11.   Arbitration

                   Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.


                   12.   Year 2000

                   JDC represents and warrants that the products and services are designed to be provided prior to, during, and after the calendar year 2000 A.D., and that the products and services will be provided during each time period without error relating to date data which represents or references different centuries or more than one century. JDC covenants to maintain the products and services in such a manner as to assure continued compliance with the foregoing representation and warranty, and JDC agrees to make such modifications as may be necessary or desirable to satisfy any new or modified requirement, including, but not limited to, a new and modified interpretation of any prior requirement. JDC agrees to pay, hold harmless and indemnify Tel-Drug from and against any and all losses, damages, claims, suits, actions, judgments and costs (including reasonable attorney's and witnesses' fees) which may arise from any failure of JDC to comply with the terms of this section. Any and all costs (capital or otherwise) incurred by JDC in satisfying the terms of this section shall be solely paid by JDC and not passed on to Tel-Drug as additional fees or otherwise.




         Tel-Drug, Inc.                        Jewett Drug Company, Inc.
         490l No. 4th Avenue                   217 S.E. Railroad Avenue
         Sioux Falls, South Dakota  57104      Aberdeen, South Dakota  57402

         By:                                   By:  James Erickson
            -----------------------------          -----------------------------
         Its:                                  Its:        President




         Signature:                         Signature:  /s/  James Erickson
                   ----------------------             -------------------------
         Date:                              Date:            5-22-97
              ---------------------------        ------------------------------

         Addendum IV to Prime Vendor Agreement (the "Agreement") dated March 21, 1994, between Tel-Drug, Inc. ("Tel-Drug") and Jewett Drug Company, Inc. ("JDC") of Aberdeen, South Dakota.

         Tel-Drug and JDC agree to amend the Agreement as follows:

         1.   The effective date of this Amendment shall be    JUNE 1ST, 1997  .
                                                           ---------------------
         2.   The Agreement is amended by changing the following section:



              9.   Warranty

              JDC will indemnify and hold harmless Tel-Drug and its subsidiaries and affiliates from and against those claims, damages or liabilities exclusive of any incidental or consequential claims, damages or liabilities) directly attributable to the failure of JDC to properly store, handle, or distribute Contract Products or Non Contracted Products (Collectively the "Products") in accordance with the Agreement, it being understood, however, that JDC is not the Manufacturer of the Products, that JDC makes no warranty as to the quality, condition, or performance of the Products, and that no warranty or indemnification of any type is being provided other than as specifically stated in this paragraph.


         Tel-Drug, Inc.                        Jewett Drug Company, Inc.
         4901 No. 4th Avenue                   217 S.E. Railroad Avenue
         Sioux Falls, South Dakota 57104       Aberdeen, South Dakota  57402



         By:  Ron Bertsch                      By:   James Erickson
            ----------------------------          ------------------------------
         Its: VP/GM                            Its:  Pres.


         Signature: /s/  Ron Bertsch           Signature: /s/  James Erickson
                    --------------------                  ----------------------
         Date:      5-28-97                    Date:      5-27-97
              --------------------------            ----------------------------

         Addendum V to Prime Vendor Agreement (the "Agreement") dated March
         21, 1994, between Tel-Drug, Inc. ("Tel-Drug") and Jewett Drug Company, Inc. ("JDC") of Aberdeen, South Dakota.

         Tel-Drug and JDC agree to amend the Agreement as follows:

         1.   The effective date of this Amendment shall be 12-1-98.


         2. Section 2. of the Agreement is deleted in its entirety and replaced with the following.

         2.   TERMS AND CONDITIONS

              A.   PRICE STRUCTURE

                   JDC will supply all products under this agreement to Tel-Drug on the basis of the "cost", which is defined as follows:

                   For Non Contracted Products
                   "Cost" is defined as the manufacturer's published wholesale acquisition cost on the date of JDC's invoice to Tel-Drug, plus additional adjustments to reflect normal and customary quantity discounts and special promotional allowances, excluding manufacturer's cash discounts.

                   For Contract Products
                   "Cost" is defined as the cost negotiated between the manufacturer and Tel-Drug; provided that JDC shall have an arrangement with the manufacturer regarding such contract cost satisfactory to JDC. The JDC system pricing logic is defined as best price. If a special promotional price is more favorable than the contract price, the product will be priced at the lower amount.

                   All orders must be electronically transmitted to qualify for above pricing. Non-transmitted orders subject to cost plus. [*] (excluding schedule II's, back orders and emergency orders).


                   Additional Volume Discounts
                   JDC will allow additional credits in the form of volume discount percentages to Tel-Drug monthly based on Tel-Drug's monthly net purchase volume with JDC. Such credit for additional volume shall be in the form of a check, payable to Tel-Drug (the "Payment") which shall be delivered to Tel-Drug by the tenth (10th) working day of each month. The amount of the payment to Tel-Drug will be based on the schedule below:

 *Confidential portion omitted and filed separately with the Commission.

         [*]

         Tel-Drug, Inc.                        Jewett Drug Company, Inc.
         4901 No. 4th Avenue                   217 S.E. Railroad Avenue
         Sioux Falls, South Dakota  57104      Aberdeen, South Dakota  57402


         By:  Ron Bertsch                      By:      James Erickson
            -----------------------------         ------------------------------
         Its:                                  Its:     Pres

         Signature: /s/  Ron Bertsch           Signature:  /s/  James Erickson
                    ---------------------               ------------------------
         Date:     11/20/98                    Date:       11-16-98
              ---------------------------           ----------------------------


         *Confidential portion omitted and filed separately with the Commission.